EXHIBIT 10.9

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

Dated as of February 2, 2005

By and Among

ECCA HOLDINGS CORPORATION,

AMPLE FAITH INVESTMENTS LIMITED,

and

GOLDEN GATE PRIVATE EQUITY, INC.

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of February 2, 2005 is made by and among ECCA HOLDINGS CORPORATION (“ECCA Holdings Corporation” or the “Company”), a Delaware corporation, AMPLE FAITH INVESTMENTS LIMITED (“Ample Faith”), a British Virgin Islands company, GOLDEN GATE PRIVATE EQUITY, INC. (together with its Affiliates who become owners of Equity Securities and those affiliated funds that acquire Equity Securities in accordance with that certain equity commitment letter, dated as of December 2, 2005, collectively, the “GGC Entities”), each of the Persons listed on Schedule I attached hereto from time to time or who otherwise agrees to be bound by the provisions hereof as a Management Stockholder by executing a joinder agreement (each such Person a “Management Stockholder” and collectively, the “Management Stockholders”) (it being understood that Ample Faith, the GGC Entities and the Management Stockholders are collectively referred to herein as the “Stockholders,” and each as a “Stockholder”) and, (i) solely for the purposes of Articles VI and VII and Section 2.8, MOULIN INTERNATIONAL HOLDINGS LIMITED, a Bermuda company (“Moulin”) and (ii) solely for the purposes of Section 7.17, ECCA HOLDINGS (CAYMAN) LTD. Each of the Company, Ample Faith, the GGC Entities and the Management Stockholders is referred to as a “Party” and collectively as the “Parties.”

W I T N E S S E T H :

WHEREAS, ECCA Holdings Corporation, a subsidiary thereof and Eye Care Centers of America, Inc. (“Target”), a Texas corporation, have entered into a Merger Agreement (the “Merger Agreement”), dated as of December 2, 2004, pursuant to which the Company has agreed to acquire by means of a merger (the “Merger”) all of the issued and outstanding capital stock and other securities of Target;

WHEREAS, each of Ample Faith and Golden Gate Private Equity, Inc. has made an equity commitment to ECCA Holdings Corporation pursuant to those certain letter agreements dated as of December 2, 2004 (the “Commitments”);

WHEREAS, the Company and the Stockholders each desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to the Equity Securities and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities and to provide for the consistent and uniform management of the Company as set forth herein;

WHEREAS, the Parties, Moulin and ECCA Holdings (Cayman) Ltd. entered into the Stockholders Agreement dated as of December 2, 2004 (the “Existing Stockholders Agreement”); and

WHEREAS, the Parties, Moulin and ECCA Holdings (Cayman) Ltd. desire to amend and restate the Existing Stockholders Agreement in its entirety pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided that for purposes of Section 2.1 only, with respect to each of Moulin and the GGC Entities, each director, shareholder, partner, member, officer and employee (to the extent applicable) of such Person or the spouse or children of any such director, shareholder, general partners, member, officer or employee or a trust of trusts solely for the benefit of such director, shareholder, partner, member, officer or employee and/or the spouse or children of such director, shareholder, general partner, member, officer or employee shall, in each case, be deemed to be a Affiliate. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Ample Faith” has the meaning set forth in the preamble to this Agreement.

“Ample Faith Designees” has the meaning set forth in Section 4.1(a).

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of any Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, a Sunday or a day on which banks located in New York, New York or Hong Kong are authorized or required by Applicable Law to close.

“CEO” means the chief executive officer of the Company.

“Certificate of Incorporation” means the Company’s amended and restated certificate of incorporation, as in effect from time to time.

“Closing Debt Credit Facilities” has the meaning set forth in Section 4(b)(vii).

“Commitments” has the meaning set forth in the preamble to this Agreement.

“Common Stock” means the Company’s Class A Non-Voting Common Stock, par value $0.01 per share, the Company’s Class A Voting Common Stock, par value $0.01 per share, and the Company’s Class M Common Stock, par value $0.01 per share, collectively, and any class of the Company’s common stock outstanding following an IPO.

“Common Stock Equivalents” means, at any time, (i) with respect to each share of Common Stock or Preferred Stock issued and outstanding, one (1) and (ii) with respect to any other Equity Security which is at such time exerciseable, exchangeable or convertible into shares of Common Stock, an amount equal to the number of shares of Common Stock, if any, into or for which such Equity Security may be exercised, exchanged or converted at such time.

“Company” means ECCA Holdings Corporation.

“Company Sale” has the meaning set forth in Section 2.5(a).

“Competitor” means any Person who is (i) directly or indirectly engaged in any business competing with any business of Moulin, the Company or any of their Subsidiaries, (ii) any customer or supplier of Moulin, the Company or any of their Subsidiaries, (iii) an adverse party in any significant legal or arbitration proceeding with Moulin, the Company or any of their Subsidiaries, or (iv) an Affiliate of any Person described in clauses (i) through (iii).

“Demand Notice” has the meaning set forth in Section 3.1(b).

“Drag-Along Trigger Date” has the meaning set forth in Section 2.2(d).

“ECCA Group” means (i) Target, (ii) each of Target’s Subsidiaries, (iii) all optometrist professional corporations or other physician groups who have entered into management services arrangements (or similar agreements) with Target and (iv) any Affiliate thereof.

“Effective Time” has the meaning given such term in the Merger Agreement.

“Equity Securities” means all shares of Common Stock, all shares of Preferred Stock, all securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock of the Company and all options (including, without limitation, vested Stock Options), warrants, and other rights to purchase or otherwise, directly or indirectly, acquire from the Company shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Stockholders Agreement” has the meaning set forth in the recitals.

“Fair Value” means the fair market value of the entire equity of the Company on a going concern basis as of the applicable date on the basis of a sale of all of the Equity Securities in an arms’-length sale between a willing buyer and a willing seller, neither acting under compulsion, taking into account all relevant factors determinative of value (but without taking into account any blockage, illiquidity or minority discounts).

“Fifth Anniversary” means the date five years after the Effective Time.

“First Offer Right” has the meaning set forth in Section 2.2(b).

“First Offer Price” has the meaning set forth in Section 2. 2(b).

“Fourth Anniversary” means the date four years after the Effective Time.

“GAAP” means United States generally accepted accounting principles consistently applied by the Company and its Subsidiaries throughout the periods indicated.

“GGC Additional Board Nomination Triggering Event” means the occurrence of any of the following: (i) a breach by the Company for two consecutive calendar quarters of any of the financial covenants set forth in the Senior Credit Agreement (after giving effect to any Waivers (as defined below) provided by the agent(s) or lenders thereunder, unless such Waivers have been provided for three (3) consecutive quarters, in which case all such Waivers shall be disregarded for the purpose of determining whether this clause (i) has been satisfied); (ii) a default in the payment of interest or principal by the Company under the Senior Credit Agreement; or (iii) the delivery by the GGC Entities of a Sale Notice to Ample Faith or (iv) a Supply Agreement Breach. “Waiver” means the waiver by the agents(s) or lenders under the Senior Credit Agreement of any financial covenant or other requirement thereunder for any single quarterly period (but not any amendment or other waiver to the Senior Credit Agreement that alters or waives the financial covenants or other requirements thereunder for more than one quarterly period).

“GGC Designees” means the members of the Board designated by either the GGC Entities or Golden Gate Capital Investments II, L.P.

“GGC Entities” has the meaning set forth in the preamble to this Agreement.

“GGC Entities Additional Board Members” has the meaning set forth in Section 4.1(b).

“GGC Entities Cost Basis” means an amount equal to the initial investment amount paid by the GGC Entities collectively for the Equity Securities purchased by them on the date on which the Effective Time occurs.

“Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Holders’ Counsel” has the meaning set forth in the definition of “Registration Expenses.”

“Hong Kong Bank Group” means the applicable majority lenders under Moulin’s credit facility provided by Standard Chartered Bank, Hong Kong Branch; Hang Seng Bank; and Hong Kong and Shanghai Banking Corporation Ltd. to Moulin, or any amendment, renewal or replacement thereof.

“Incidental Registration” has the meaning set forth in Section 3.2(a).

“Indebtedness” means, without duplication: (i) all indebtedness or other obligations of the Company or any of its Subsidiaries for borrowed money or in respect of loans or advances; (ii) all obligations of any such Person evidenced by bonds, debentures, notes or other similar instruments (including any seller notes, deferred purchase price obligations or earnout obligations issued or entered into in connection with any acquisition undertaken by any such Person); (iii) all obligations in respect of letters of credit and bankers’ acceptances issued for the account of any such Person; (iv) all obligations and liabilities of any such Person under capitalized leases or leases required under U.S. Generally Accepted Accounting Principles to be capitalized; (v) all interest rate protection agreements of any such Person (valued on a market quotation basis), if any; (vi) all obligations of any such Person secured by a contractual lien; (vii) all guarantees of any such Person in connection with any of the foregoing; (viii) all outstanding checks that will ultimately be funded through any such Person’s line of credit or other borrowed money and (ix) any accrued interest and any prepayment premiums or penalties relating related to any of the foregoing; provided, however, that “Indebtedness” shall not include any (x) indebtedness owing between the Company and any of its wholly-owned Subsidiaries (or between any wholly-owned Subsidiaries) or (y) Indebtedness arising under the Senior Credit Agreement and the applicable indentures for the senior notes as in effect on the Closing Date or any indebtedness the terms of which were approved by all of the Parties prior to the Effective Time.

“IPO” means the initial Public Offering.

“Lien” has the meaning set forth in the Merger Agreement.

“Major Management Decisions” has the meaning set forth in Section 4.6(b)(v).

“Major Stockholder” means Ample Faith and the GGC Entities and any successor Stockholder holding at least 25% of Common Stock Equivalents.

“Management Stockholders” has the meaning set forth in the preamble to this Agreement.

“Merger Agreement” has the meaning set forth in the first recital.

“Moulin” means Moulin International Holdings Limited, a Bermuda corporation.

“NASDAQ” means The Nasdaq Stock Market, Inc.

“New Securities” means any Equity Securities or other securities of the Company, whether authorized now or in the future, and any rights, options or warrants to purchase any Equity Securities (“Options”) and securities of the Company of any type whatsoever (including, without limitation, (x) debt obligations which are convertible into Equity Securities, such other securities or Options and (y) contractual rights to receive payments, such as “phantom” stock or stock appreciation rights, where the amount thereof is determined by reference to fair market or equity value of the Company or any Equity Securities, including any which may become convertible into or exchangeable for any Equity Securities, such other securities or Options); provided, that “New Securities” shall not include (i) shares of Common Stock issued by the Company upon the direct or indirect conversion or exercise of any securities issued by the Company, (ii) shares of Common Stock issued upon the direct or indirect conversion of any Stock Options, (iii) Equity Securities sold in a Public Offering, (iv) Equity Securities issued as consideration in any merger or recapitalization of the Company or issued as consideration for the acquisition of another Person or all or substantially all of the assets of another Person, (v) any issuance of Equity Securities to any Person which is determined by the Board to be strategically beneficial to the operations of the Company, (vi) Equity Securities issued as part of any financing transaction, so long as such Equity Securities are not the only security component of such financing transaction and (vii) Equity Securities issued to Ample Faith or the GGC Entities by the Company pursuant to that certain Subscription Agreement to be entered into in connection with the consummation of the Merger. It is agreed and understood by the Parties that all Equity Securities issued by the Company from time to time must be approved in accordance with Section 5D of Part B of Article IV of the Certificate of Incorporation.

“Offer Notice” has the meaning set forth in Section 2.2(a).

“Options” has the meaning set forth in the definition of New Securities.

“Other Stockholders” has the meaning set forth in Section 2.3(a).

“Permitted Liens” has the meaning ascribed to such term in the Certificate of Incorporation.

“Permitted Transfer” has the meaning set forth in Section 2.1(a).

“Permitted Transferee” has the meaning set forth in Section 2.1(a).

“Person” means any individual, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Preemptive Notice” has the meaning set forth in Section 2.6(b).

“Preferred Stock” means the Series A-1 Preferred Stock of the Company, par value $0.01 per share, the Series A-2 Preferred Stock of the Company, par value $0.01 per share, the Series A-3 Preferred Stock of the Company, par value $0.01 per share, the Series B-1 Preferred Stock of the Company, par value $0.01 per share and the Series B-2 Preferred Stock of the Company, par value $0.01 per share, collectively.

“Pro Rata Percentage” means, with respect to a Stockholder, the number of shares of outstanding (and vested, if applicable) Common Stock Equivalents held by such Stockholder at a particular time divided by the number of shares of all issued and outstanding Common Stock Equivalents at such time.

“Public Offering” means a sale of Common Stock in an underwritten public offering pursuant to an effective registration statement filed with the SEC.

“Put Agreement” means the Put Agreement, dated as of December 2, 2004, by and among Moulin and the GGC Entities.

“Put Notice” has the meaning set forth in Section 2.4(a).

“Put Option Purchase Price” means an amount equal to the Specified Return.

“Put Right” has the meaning set forth in Section 2.4(a).

“Put Securities” has the meaning set forth in Section 2.4(a).

“Registrable Securities” means, at any time:

(i) any shares of Common Stock and any shares of Common Stock issued or issuable upon exercise, exchange or conversion of any Equity Securities; and

(ii) any securities issued or issuable in respect of shares of Common Stock (including, without limitation, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

As to any particular Registrable Securities once issued, such Registrable Securities shall cease to be Registrable Securities:

(i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

(ii) when such securities shall have been distributed by the holder thereof to the public pursuant to Rule 144(k) under the Securities Act (or any successor provision);

(iii) when such securities shall have ceased to be outstanding; or

(iv) as to any particular Registrable Securities held by the GGC Entities, when they have been distributed by the GGC Entities to any of their direct or indirect partners or members (but only if the GGC Entities advise the Company in writing of their desire to exclude the securities so distributed from the definition of “Registrable Securities” hereunder at any time before or after the date of such distribution).

For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence,

whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration” means each Required Registration and each Incidental Registration.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) counsel (the “Holders’ Counsel”) and applicable local counsel for the holders of Registrable Securities to be included in the relevant Registration, selected by the holders of a majority of the Registrable Securities to be included in such Registration (except that, where a Registration is a Required Registration, such selection may only be made by Stockholders holding a majority of the Registrable Securities set forth in the relevant Demand Request) and reasonably acceptable to each Major Stockholder selling Registrable Securities in connection with such Registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders’ Counsel and applicable local counsel) incurred in connection with the sale of Registrable Securities.

“Required Registration” has the meaning set forth in Section 3.1(a).

“Sale of the Business” means any transaction or series of related transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise), which results in the sale or transfer of (a) more than a majority of the assets of the Company and its Subsidiaries taken as a whole (determined based on value) or (b) beneficial ownership or control of a majority of the capital stock of the Company to a Person.

“Sale Right” has the meaning set forth in Section 2.5(a).

“Sale Notice” has the meaning set forth in Section 2.5(a).

“Sale Trigger Event” means (i) Ample Faith or any of the Ample Faith Designees causes the Company to breach this Agreement by taking any of the actions set forth in Section 4.6(b) without having obtained Super Majority Approval (or paragraph 5D of Part B of Article Four of the Certificate of Incorporation without requisite approval thereunder) and such breach remains uncured for more than thirty (30) days; (ii) Ample Faith or any of its Affiliates breaches any of its obligations in Section 2.1 and such breach remains uncured for thirty (30) days; or (iii) any representation or warranty of Moulin to Golden Gate Private Equity, Inc. in the Put Agreement proves untrue when made and if such representation is the representation in Section 1(a)(ii), 1(a)(iii) or 1(d) of the Put Agreement, such untruth has had a or would reasonably be expected to have a Material Adverse Effect (as defined in the Put Agreement).

“SEC” means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreement” means the senior credit agreement and related documents entered into by the Company and/or its subsidiaries in connection with the transactions contemplated by the Merger Agreement.

“Sixth Anniversary” means the date six (6) years after the Effective Time.

“Specified Return” means an amount equal to the sum of the GGC Entities Cost Basis plus a compounded annual return of twenty percent (20%) thereon from the Effective Time through the date of the closing of the purchase of the Put Securities or the closing of the purchase of the GGC Entities’ Equity Securities pursuant to Section 2.2(c).

“Stock Options” means all options to purchase Common Stock granted to non-management members of the board of directors, members of management and key employees of the Company pursuant to a management equity incentive plan or similar plan.

“Stockholder” has the meaning set forth in the preamble to this Agreement and any other Person that becomes a Stockholder pursuant to Section 2.1(b) or Section 7.2.

“Subsidiary” means, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

“Super Majority Approval” has the meaning set forth in Section 4.6(b).

“Supply Agreement” means that certain Amended and Restated Supply Agreement, dated as of January 31, 2005, by and between Moulin and the Merger Sub (as defined in the Merger Agreement).

“Supply Agreement Breach” means (i) any breach by Moulin of its obligations under Section 10 of the Supply Agreement with respect to subclause (i) thereof, and following notice to Moulin providing reasonable detail as to price and products, such breach has not been cured (in accordance with the terms of the Supply Agreement) within thirty (30) days of receiving such notice; or (ii) any breach by Moulin of its obligations under Section 11 of the Supply Agreement which remains uncured more than 30 days after notice of such breach or noncompliance has been provided to Moulin.

“Tag-Along Transfer” has the meaning set forth in Section 2.3(a).

“Transaction Documents” means this Agreement, the Put Agreement, the Certificate of Incorporation, the Supply Agreement, the Advisory Agreements (as defined in the Certificate of Incorporation) and the Merger Agreement.

“Transfer” has the meaning set forth in Section 2.1(a).

“Transfer Notice” has the meaning set forth in Section 2.3(a).

ARTICLE II

TRANSFER OF EQUITY SECURITIES

Section 2.1 Restrictions. (a) No Stockholder shall, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, pledge, hypothecate, purchase any right or option with respect to, encumber or grant a security interest in, or in any other manner, transfer any Equity Securities, in whole or in part, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer to any Person (each such action, a “Transfer”) except as follows (each a “Permitted Transfer”, and each transferee of such Stockholder in respect of such Transfer, a “Permitted Transferee”):

(i) any Transfer of any or all Equity Securities held by the GGC Entities to any Affiliate of the GGC Entities; provided that such Affiliate is a Person who is not a Competitor; provided further that, following any such Transfer after the Effective Time, any such Affiliate shall Transfer such Equity Securities to the GGC Entities from whom the Equity Securities were originally received or acquired (or any other GGC Entity or Affiliate thereof) within five (5) calendar days after ceasing to be a Affiliate of the GGC Entities;

(ii) any Transfer after the Sixth Anniversary by Ample Faith (or any Person to whom Ample Faith shall Transfer pursuant to clause (vi) below) to any Person or Persons so long as Section 2.3 is complied with;

(iii) any Transfer of any or all Equity Securities held by a Stockholder pursuant to (x) the Put Agreement, (y) Section 2.2 or (z) Section 2.5 or to any exchange of any or all Equity Securities held by a Stockholder pursuant to Section 5.3 or any conversion privileges set forth in the Certificate of Incorporation;

(iv) any Transfer of any or all Equity Securities held by any GGC Entity pursuant to Section 2.3 or Section 2.4;

(v) any Transfer of any or all Equity Securities held by a Stockholder which is made after or in connection with the IPO pursuant to (x) Article III, (y) pursuant to an effective registration statement filed pursuant to the Securities Act or (z) Rule 144 under the Securities Act in an unsolicited brokerage transaction to the public;

(vi) any Transfer of any or all Equity Securities held by Ample Faith to (i) Moulin or any wholly-owned Subsidiary of Moulin (provided that any such wholly-owned Subsidiary of Moulin shall Transfer such Equity Securities to Ample Faith or Moulin within five (5) calendar days after ceasing to be a wholly-owned Subsidiary of Moulin) or (ii) any officers, directors or employees of Moulin, provided that such Transfers to officers, directors or employees shall not exceed 6% of the Equity Securities that are issued to the Major Stockholders on the Closing Date;

(vii) any pledge or provision of credit support with all or any portion of the Equity Securities held by any GGC Entity to a financial institution or other lender in connection with the implementation of an enhanced return arrangement for such Equity Securities; and

(viii) any Transfer of any or all Equity Securities held by any Management Stockholder pursuant to Section 2.3 or Section 2.7.

(b) In any Transfer referred to above in Section 2.1(a) (other than clause (iii)(z) or (v) thereof), the Permitted Transferee shall, as a condition to the effectiveness of any such Transfer, agree in writing to be bound by the provisions of this Agreement applicable to the Stockholder making such Transfer (the “Transferor”) on the same basis as though such Permitted Transferee constituted such Transferor hereunder and shall execute and deliver to the Company a counterpart to this Agreement. Each Permitted Transferee (other than a Permitted Transferee who received the relevant Equity Securities in a Transfer pursuant to Section 2.1(a)(iii)(z) or Section 2.1(a)(v)) shall hold such shares of Equity Securities subject to the provisions of this Agreement as a “Stockholder” hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

(c) From and after the date hereof, all certificates or other instruments representing Equity Securities held by each Stockholder shall bear a legend which shall state:

“The securities represented by this certificate are subject to and have the benefit of an Amended and Restated Stockholders Agreement, dated as of February 2, 2005, as the same may be amended from time to time, pursuant to the terms of which the transfer of such securities is restricted. Such Stockholders Agreement also provides for various other limitations and obligations, and all of the terms thereof are incorporated by reference herein. A copy of such Stockholders Agreement has been filed in the chief executive office of the Company where the same may be inspected daily during business hours.

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.”

(d) Any attempt to transfer any Equity Security which is not in accordance with this Agreement shall be null and void and the Company agrees that it will not cause, permit or give any effect to any Transfer of any Equity Securities to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

(e) Each Stockholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is a Permitted Transfer and is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and (ii) in accordance with all Applicable Laws (including, without limitation, all securities laws).

Section 2.2 Right of First Offer. (a) From time to time after the Fifth Anniversary, if the GGC Entities shall desire to Transfer (other than a Permitted Transfer not made in reliance on this Section 2.2) all (but not less than all) of the Equity Securities held by them, the GGC Entities shall give written notice (the “Valuation Notice”) to the Company and Ample Faith, which Valuation Notice may be delivered prior to the Fifth Anniversary so that the Valuation can be completed as early as the Fifth Anniversary. The Valuation Notice shall state that the GGC Entities desire to value all of the Equity Securities held by them, and shall list three (3) nationally recognized U.S. investment banks acceptable to the GGC Entities to perform a valuation of the Company. Within fifteen (15) days of receiving the Valuation Notice, Ample Faith shall communicate to the GGC Entities its selection of one (1) of the three (3) investment banks listed in the Valuation Notice to perform a valuation of the Company. If Ample Faith fails to communicate a selection within such fifteen (15) day period, the GGC Entities shall select one of the investment banks listed in the Valuation Notice to perform a valuation of the Company. The investment bank so selected shall be engaged at the Company’s expense to determine the Fair Value as of such date during the 30-day period immediately following its engagement, and the Company shall engage such investment bank immediately following its selection and enter into a fee and expense reimbursement agreement with such investment bank consistent with such investment bank’s customary practices; provided that the GGC Entities shall (and the Company shall not be obliged to) engage such investment bank and enter into a standard fee and expense reimbursement agreement in respect of any Valuation Notice delivered by the GGC Entities other than the first Valuation Notice and the second Valuation Notice (but only if the second Valuation Notice is delivered more than two years after the delivery of the first Valuation Notice).

(b) During the 30-day period immediately following such determination of Fair Value, the GGC Entities shall have the right but not the obligation to offer to Ample Faith and the Company by written notice (the “Offer Notice”) the right (the “First Offer Right”) to purchase, within the one hundred fifty (150) days following delivery of such Offer Notice (the “First Offer Period”), all the Equity Securities held by the GGC Entities for a cash payment (the “First Offer Price”) equal to the greater of:

(i) the aggregate amount that all GGC Entities would receive in exchange for the shares of Equity Securities held by such holders if an amount equal to such Fair Value were distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s certificate of incorporation as in effect immediately prior to such sale or exchange; and

(ii) the Specified Return.

(c) Ample Faith or the Company may at any time during the First Offer Period elect irrevocably and unconditionally to exercise the First Offer Right. In the event that Ample Faith and the Company fail to elect irrevocably and unconditionally in writing to exercise the First Offer Right within the First Offer Period, neither Ample Faith nor the Company shall be deemed to have exercised the First Offer Right. If the First Offer Right is exercised, the closing of the purchase of the GGC Entities’ Equity Securities shall take place at such time, date and location within the First Offer Period as Ample Faith shall notify the GGC Entities. At such closing (the “First Offer Closing”), Ample Faith or the Company, as the case may be, shall deliver to the GGC Entities consideration by wire transfer of immediately available funds to an account indicated by the GGC Entities in an amount equal to the First Offer Price, against delivery of original stock certificates free and clear of all liens and encumbrances (other than restrictions on transfer imposed by securities laws) and stock powers duly endorsed in favor of Ample Faith or the Company (or their designee), as the case may be, representing all of the Equity Securities held by the GGC Entities.

(d) If (i) neither Ample Faith nor the Company elects to exercise the First Offer Right during the First Offer Period, or (ii) such an election has been made but Ample Faith and the Company fail to fully consummate the First Offer Closing within the First Offer Period (the date of occurrence of the first to occur of the foregoing being referred to herein as the “Drag-Along Trigger Date”) then the Offer Notice will be deemed rescinded as of the Drag-Along Trigger Date and the GGC Entities may at any time thereafter sell all (but not less than all) of their Equity Securities to a Person or may exercise any or all of its rights pursuant to Section 2.5. Nothing in this Section 2.2 shall be deemed to prevent the GGC Entities from exercising their rights pursuant to the Put Agreement (including, without limitation, delivering a Put Notice (as defined in the Put Agreement) at any time during the First Offer Period, and any delivery of a Put Notice during the First Offer Period shall be deemed to rescind the relevant Offer Notice).

(e) The GGC Entities may exercise their rights under this Section 2.2 on more than one occasion; provided, however that the GGC Entities will not deliver more than one (1) Valuation Notice to the Company and Ample Faith within any twelve (12) month period, and any other such delivered Valuation Notice will be void and of no effect.

Section 2.3 Tag-Along Rights for Transfers by Ample Faith.

(a) If Ample Faith (which shall include for all purposes of this Section 2.3 any Permitted Transferee to whom Ample Faith Transfers Equity Securities pursuant to Section 2.1(a)(ii) or Section 2.1(a)(vi)) proposes to effect a Transfer of Equity Securities pursuant to Section 2.1(a)(ii), Ample Faith shall promptly give written notice (the “Transfer Notice”) to the Stockholders except Ample Faith (the “Other Stockholders”) at least thirty (30) days prior to the closing of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer (the “Tag-Along Transfer”) including, without limitation, the class or series and number of shares of Equity Securities to be sold (the “Number of Shares To Be Sold”), the identity of the prospective transferee(s), the purchase price of each such share of Equity Securities to be sold, and the date such proposed sale is expected to be consummated.

(b) Each of the Other Stockholders shall have the right, exercisable upon delivery of an irrevocable written notice to Ample Faith within twenty (20) Business Days after receipt of the Transfer Notice, to participate in the Tag-Along Transfer on the same terms and conditions as Ample Faith, including, without limitation, the making of all representations, warranties and covenants and the granting of all indemnifications on a several (and not joint) basis (including, without limitation, participating in any escrow arrangements to the extent of their respective “pro rata portion”) agreed to by Ample Faith. If Other Stockholders elect to participate in the Tag Along Transfer, they shall indicate in an irrevocable notice of election to Ample Faith the maximum number of Equity Securities they desire to Transfer. Each Other Stockholder shall be entitled to Transfer a number of shares of the same class or series of Equity Securities proposed to be Transferred by Ample Faith equal to the product of (i) the quotient determined by dividing the Pro Rata Percentage of such Other Stockholder by the aggregate Pro Rata Percentage of Equity Securities owned by Ample Faith and such Other Stockholder and (ii) the total number of Equity Securities to be Transferred, as set forth in the Transfer Notice, up to such maximum number. For purposes of this Section 2.3, (i) all Preferred Stock, regardless of the series thereof, shall be considered the same series and type of Equity Securities, and (ii) the GGC Entities shall be considered to be a single Other Stockholder.

(c) Each Other Stockholder shall effect its participation in the Transfer (each, an “Electing Other Stockholder”) by delivering to Ample Faith (to hold in trust as agent for them), at least three (3) Business Days prior to the date scheduled for the Tag-Along Transfer, (i) one or more certificates or other instruments, as applicable, free and clear of all liens and encumbrances (other than restrictions on transfer imposed by securities laws) and in proper form for transfer, which represent the number of shares of Equity Securities which such Electing Other Stockholder is entitled to Transfer in accordance with this Section 2.3, (ii) a joinder agreement pursuant to which such Electing Other Stockholder shall agree to be bound by the terms and conditions set forth in the acquisition agreement in accordance with the requirements of this Agreement in respect of the Tag-Along Transfer in form and substance reasonably satisfactory to Ample Faith, and (iii) executed copies (or signature pages thereof) of such other agreements, documents or certificates as Ample Faith and/or the Transferee shall reasonably request. Such certificate or certificates or other instruments, as applicable, shall be delivered by Ample Faith to such Transferee on the date scheduled for such Transfer in consummation of the Transfer and such Transferee shall remit to each of the Electing Other Stockholders its pro rata portion of the net sale proceeds (taking into account any transaction costs and expenses incurred by Ample Faith on behalf of all Transferring Stockholders in connection with such Transfer) to which such Electing Other Stockholders is entitled by reason of its participation in such sale. For purposes of this Section 2.3, “pro rata portion” means in respect of each Other Stockholder a fraction, the numerator of which is the number of Equity Securities to be Transferred by such Other Stockholder pursuant to this Section 2.3 and the denominator of which is the total number of Equity Securities to be Transferred pursuant to this Section 2.3. Ample Faith’s sale of Equity Securities in any sale proposed in a Transfer Notice shall be effected on terms and conditions not more favorable than those set forth in such Transfer Notice and in no event more favorable than those applicable to the Other Stockholders. Ample Faith shall not Transfer any of its Equity Securities to any prospective transferee(s) unless simultaneously with such Transfer, the prospective transferee or transferees do, in fact, purchase the Equity Securities of the Electing Other Stockholders in accordance with the provisions of this Section 2.3. The aggregate number of shares of Equity Securities to be sold by Ample Faith and all Electing Other Stockholders pursuant to this Section 2.3 shall not exceed the Number of Shares To Be Sold without any such additional shares first being the subject of a new Transfer Notice.

(d) Neither Ample Faith (nor any of its Affiliates) shall have any liability to any of the Other Stockholders if the Tag-Along Transfer does not occur, for whatever reason.

Section 2.4 Additional First Offer Rights. (a) If the GGC Entities shall after the Sixth Anniversary desire to Transfer (other than a Permitted Transfer not made in reliance on this Section 2.4) all or a portion of the Equity Securities held by them, the GGC Entities shall give written notice (the “First Offer Notice”) to Ample Faith. The First Offer Notice shall state the portion of the Equity Securities held by the GGC Entities that the GGC Entities desire to transfer (the “Offered Securities”) and the price at which the GGC Entities are offering such Offered Securities to Ample Faith (the “Offered Price”). Within sixty (60) days of receiving such First Offer Notice (the “Response Period”), Ample Faith may deliver a written offer to the GGC Entities accepting such offer. If such offer is accepted, the closing of the purchase of the Offered Securities shall take place at such time, date and location within one hundred twenty (120) days from the date of the First Offer Notice as Ample Faith shall notify the GGC Entities. At such closing, Ample Faith shall deliver to the GGC Entities consideration by wire transfer of immediately available funds to an account indicated by the GGC Entities an amount equal to Offered Price, against delivery of original stock certificates free and clear of all liens and encumbrances (other than restrictions on transfer imposed by securities laws) and stock powers duly endorsed in favor of Ample Faith or the Company (or their designee), as the case may be, representing the Offered Securities.

(b) If Ample Faith does not accept the offer of the Offered Securities, then the GGC Entities may, in the seventy-five (75) day period following the Response Period, sell all (but not less than all) of the Offered Securities to a Person who is not a Competitor at a price no less than the Offered Price.

Section 2.5 Sale Right. (a) If (i) a Drag-Along Trigger Date has occurred, (ii) a Sale Trigger Event has occurred, (iii) any of the Moulin Entities (as defined in the Put Agreement) has breached or failed to satisfy any of its obligations under the Put Agreement, which breach remains uncured for a period of thirty (30) days after the second notice thereof

(which notice shall not be delivered prior to the end of the thirty (30) day period following delivery of the first notice thereof), (iv) the Moulin Entities have not purchased all of the Put Securities (as defined in the Put Agreement) on or before the last day of the Put Closing Period (as defined in the Put Agreement) or (v) Ample Faith consents to such Transfer in writing, then the GGC Entities shall have a right (the “Sale Right”) to cause the Stockholders to sell all of the Equity Securities of the Company (whether by sale of stock, merger, consolidation or otherwise) or to cause the Company to sell of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (any of the foregoing, a “Company Sale”) to any one or more third parties by delivering, at any time and from time to time (x) thereafter, if such Sale Right arises under clause (ii), (iii) or (iv) above (each such Sale Right, an “Unlimited Sale Right”) and (y) during the sixty (60) day period thereafter, if such Sale Right arises under clause (i) or (v) above (each such Sale Right, a “Limited Sale Right”), a notice thereof (a “Sale Notice”) stating their intention to exercise their Sale Right. A Company Sale shall be conducted by the GGC Entities through a U.S.-based financial advisor selected by the GGC Entities in its sole discretion. A Company Sale resulting from a Limited Sale Right shall occur within the one (1) year period following delivery of the Sale Notice (or such later date provided by any definitive agreement for a Company Sale in effect prior to the termination of such one-year period); provided that the GGC Entities shall have the right to deliver one or more subsequent Sale Notices if any of the events giving rise to a Sale Right occurs after delivery of the previous Sale Notice. A Company Sale resulting from an Unlimited Sale Right may occur at any time following delivery of the Sale Notice and from time to time thereafter.

(b) Each holder of Equity Securities and rights to acquire Equity Securities agrees to cooperate fully (including by waiving any appraisal, dissenters’ or similar rights to which it may be entitled under Applicable Law and it does hereby waive all such rights), as and when requested by the GGC Entities, with the Company, the GGC Entities and the purchaser in any such Company Sale and will be deemed to have consented to and agrees to raise no objections against such Company Sale. If the Company Sale is structured as a sale of stock (including by recapitalization, consolidation, reorganization, combination or otherwise), each holder of Equity Securities will agree to sell all of its Equity Securities and rights to acquire Equity Securities on the terms and conditions approved by the GGC Entities. Each holder of Equity Securities and rights to acquire Equity Securities shall be obligated to join on a pro rata basis (and, with respect to matters giving rise to purchase price adjustments for such Company Sale, in accordance with the requirements and priorities set forth in Section 2.5(g)) in any indemnification or other obligations that the sellers of Equity Securities are required to provide in connection with the Company Sale (other than any such obligations that relate solely to a particular holder of Equity Securities, such as indemnification with respect to representations and warranties given by a holder of Equity Securities regarding such holder’s title to and ownership of Equity Securities, in respect of which only such holder shall be liable). Each holder of Equity Securities or rights to acquire Equity Securities will take all necessary or desirable actions in connection with the consummation of a Company Sale as requested by the GGC Entities.

(c) The obligations of the holders of Equity Securities with respect to a Company Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Company Sale and subject to the priority provisions of the Company’s certificate of incorporation as in effect as of the consummation of such Company Sale, each holder of Equity Securities will receive on a pro rata basis the same form of consideration as any other holder of the same class of Equity Securities, (ii) if any holder of a class of Equity Securities is given an option as to the form and amount of consideration to be received, each holder of such class of Equity Securities will be given the same option and (iii) each holder of then currently exercisable rights to acquire Equity Securities will be given an opportunity to exercise such rights prior to the consummation of such Company Sale and participate in such sale as holders of Equity Securities.

(d) Notwithstanding anything contained in this Section 2.5 to the contrary, nothing shall prevent Ample Faith or Moulin from participating with the Transferee in the purchase of the Equity Securities in the Company Sale.

(e) If in connection with a Company Sale, any Equity Securities are Transferred to a Competitor, then at the request of Ample Faith, the Company and the GGC Entities shall take such steps as requested by Ample Faith to terminate Moulin’s obligations under the Supply Agreement.

(f) In connection with a Company Sale, each Party hereby appoints the Golden Gate Private Equity, Inc. as its true and lawful proxy and attorney-in-fact, with full power of substitution, to transfer all of such party’s Equity Securities pursuant to the terms of such Company Sale, vote such party’s voting Equity Securities in favor of such Company Sale and its form, and to execute any purchase agreement or other documentation required to consummate such Company Sale. Each Party agrees to execute and deliver any other documentation reasonably requested from time to time by Golden Gate Private Equity, Inc. to consummate a Company Sale or reflect the agreements set forth herein. The powers granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive death, incompetency, bankruptcy or dissolution of each Party. No Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

(g) In the event of a sale or exchange by the holders of Equity Securities of all or substantially all of the Equity Securities of the Company (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each holder of Equity Securities shall receive in exchange for the shares of Equity Securities held by such holders the same portion of the aggregate consideration from such sale or exchange that such holder of Equity Securities would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s certificate of incorporation as in effect immediately prior to such sale or exchange. Each holder of Equity Securities shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company in order to effectuate the provisions of this Section 2.5(g).

(h) Each holder of Equity Securities will bear its pro-rata share (based upon the number of shares sold by such holder of each class or series of Equity Securities in relation to the number of shares sold by all holders in such Company Sale of such class or series of Equity Securities (with each class or series to bear such costs based upon the relative distribution priorities and preferences of each such class or series pursuant to Section 2.5(g) on the basis of such expenses having reduced the aggregate consideration to be distributed by the Company in complete liquidation)) of the costs incurred by the Company and the GGC Entities in connection with any sale of Equity Securities pursuant to a Company Sale to the extent such costs are not otherwise paid by the Company or the acquiring party.

Section 2.6 Grant of Preemptive Rights to Stockholders.

(a) Each time the Company proposes to sell New Securities, the Company shall also make an offering of such shares to the Stockholders in accordance with the following provisions:

(b) The Company shall deliver a notice (the “Preemptive Notice”) to each Stockholder stating the amount of securities (and if not Common Stock, a description of the securities) to be offered and the price and the terms on which it proposes to offer such securities. The Preemptive Notice shall be sent to the Stockholders at the addresses set forth in the records of the Company.

(c) Each Stockholder may elect to purchase, at the price and on the terms specified in the Preemptive Notice, up to its Pro Rata Percentage of such securities by delivering written notice of such election to the Company within such fifteen (15) days after transmittal of the Company’s notice.

(d) Any shares referred to in the Preemptive Notice that are not elected to be purchased as provided in subsection (c) above may, during the one hundred eighty (180) day period thereafter, be offered by the Company to any other person or persons at a price not less than, and on material terms no more favorable to the offeree than, those specified in the Preemptive Notice.

Section 2.7 Ample Faith Purchase of Preferred Stock of Management Stockholders. If Ample Faith or any of its Affiliates purchase any of the Equity Securities of the GGC Entities pursuant to Section 2.2 or Section 2.4, each Management Stockholder shall have the right, during the Management Purchase Exercise Period, to require Ample Faith to purchase a portion of the shares of Preferred Stock then held by such Management Stockholder at the Management Purchase Price of such shares by delivering a written notice to Ample Faith specifying the number of shares to be purchased (the “Management Purchase Notice”). The maximum portion of such Management Stockholder’s shares of Preferred Stock that each Management Stockholder shall have the right to require Ample Faith to purchase shall be fraction of all of the shares of Preferred Stock then held by such Management Stockholder, the numerator of which is the total number of shares of Preferred Stock sold by the GGC Entities to Ample Faith or any of its Affiliates pursuant to Section 2.2 or Section 2.4, as the case may be, and the denominator of which is the total number of shares of Preferred Stock held by all of the GGC Entities as of immediately prior to such sale. Each “Management Purchase Exercise Period” shall be the 90-day period immediately following the date of consummation of the purchase of such Equity Securities of the GGC Entities by Ample Faith or any of its Affiliates. Within 30 days following the delivery of the Management Purchase Notice, Ample Faith shall purchase and such Management Stockholder shall sell the number of shares of Preferred Stock specified in the Management Purchase Notice at a mutually agreeable time and place (the “Management Purchase Closing”). At the Management Purchase Closing, such Management

Stockholder shall deliver to Ample Faith certificates representing the shares of Preferred Stock to be purchased by Ample Faith, free and clear of all liens and encumbrances (other than restrictions on transfer imposed by securities laws) and stock powers duly endorsed in blank, and Ample Faith shall deliver to such Management Stockholder the Management Purchase Price of such shares by cashier’s or certified check payable to such Management Stockholder or by wire transfer of immediately available funds to an account designated by such Management Stockholder. The “Management Purchase Price” of each share of Preferred Stock sold by a Management Stockholder pursuant to this Section 2.7 shall be the amount paid by Ample Faith or its Affiliates to the GGC Entities for each share of Preferred Stock purchased from such GGC Entities pursuant to Section 2.2 or Section 2.4, as the case may be; provided, however, that if such amount per share paid to the GGC Entities was equal to or determined by reference to the Unreturned Original Cost (as defined in the Certificate of Incorporation) and all accrued and unpaid dividends on such share (as determined in accordance with the Certificate of Incorporation), the “Management Purchase Price” shall equal the sum of (x) the Unreturned Original Cost of such share and (y) all accrued and unpaid dividends on such share (as determined in accordance with the Certificate of Incorporation).

Section 2.8 Moulin Purchase of Preferred Stock of Management Stockholders. If Moulin or any of its Affiliates purchase any of the Equity Securities of the GGC Entities pursuant to exercise of the “Put” right pursuant to the Put Agreement, each Management Stockholder shall have the right, during the Management Put Purchase Exercise Period, to require Moulin to purchase a portion of the shares of Preferred Stock then held by such Management Stockholder at the Management Put Purchase Price of such shares by delivering a written notice to Moulin specifying the number of shares to be purchased (the “Management Put Purchase Notice”). The maximum portion of such Management Stockholder’s shares of Preferred Stock that each Management Stockholder shall have the right to require Moulin to purchase shall be fraction of all of the shares of Preferred Stock then held by such Management Stockholder, the numerator of which is the total number of shares of Preferred Stock sold by the GGC Entities to Moulin or any of its Affiliates pursuant the exercise of the “Put” right pursuant to the Put Agreement, and the denominator of which is the total number of shares of Preferred Stock held by all of the GGC Entities as of immediately prior to such sale. Each “Management Put Purchase Exercise Period” shall be the 90-day period immediately following the date of consummation of the purchase of such Equity Securities of the GGC Entities by Moulin or any of its Affiliates. Within 30 days following the delivery of the Management Put Purchase Notice, Moulin shall purchase and such Management Stockholder shall sell the number of shares of Preferred Stock specified in the Management Put Purchase Notice at a mutually agreeable time and place (the “Management Put Purchase Closing”). At the Management Put Purchase Closing, such Management Stockholder shall deliver to Moulin certificates representing the shares of Preferred Stock to be purchased by Moulin, free and clear of all liens and encumbrances (other than restrictions on transfer imposed by securities laws) and stock powers duly endorsed in blank, and Moulin shall deliver to such Management Stockholder the Management Put Purchase Price of such shares by cashier’s or certified check payable to such Management Stockholder or by wire transfer of immediately available funds to an account designated by such Management Stockholder. The “Management Put Purchase Price” of each share of Preferred Stock sold by a Management Stockholder pursuant to this Section 2.8 shall be the amount paid by Moulin or its Affiliates to the GGC Entities for each share of Preferred Stock purchased from such GGC Entities pursuant to the Put Agreement; provided, however, that if such amount per share paid to the GGC Entities was equal to or determined by reference to the Unreturned Original Cost and all accrued and unpaid dividends on such share (as determined in accordance with the Certificate of Incorporation), the “Management Put Purchase Price” shall equal the sum of (x) the Unreturned Original Cost of such share and (y) all accrued and unpaid dividends on such share (as determined in accordance with the Certificate of Incorporation).

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Demand Registration. (a) If the Company shall be requested in writing, which writing shall specify the Registrable Securities to be sold and the intended method of disposition thereof (a “Demand Request”), (x) unanimously by all Major Stockholders at any time or (y) by any Major Stockholder at any time after the six-month anniversary of the IPO to effect a registration under the Securities Act of Registrable Securities held by such Major Stockholder (each, a “Required Registration”), then the Company shall promptly use its reasonable efforts to effect such Required Registration; provided that (except for the IPO) each Major Stockholder shall only be entitled to make three (3) Demand Requests for registrations on Form S-1 (or any future equivalent form) and the Major Stockholders shall make in total no more than six (6) Demand Requests for registrations on Form S-1 (or any future equivalent form); provided further that the Major Stockholders shall be entitled to make an unlimited number of Demand Requests for registrations on form S-3 (or any future equivalent form); and provided further that the Company shall not be required to comply with more than one (1) Demand Request during any twelve (12) month period.

(b) Piggyback Rights. Upon receipt by the Company of a Demand Request, the Company shall deliver a written notice (a “Demand Notice”) to each Stockholder who did not make such Demand Request stating that the Company intends to comply with a Demand Request and informing each such Stockholder of its right to include Registrable Securities in such Required Registration. Within ten (10) Business Days after receipt of a Demand Notice, each Stockholder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such Stockholder in such Required Registration.

(c) Postponement. The Company may postpone any Required Registration for a reasonable period of time, not to exceed one hundred eighty (180) days, if the Board determines in good faith that such Required Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction; provided that the Company may postpone a Required Registration only once during any twelve (12) month period.

(d) Time for Filing and Effectiveness. On or before the date which is ninety (90) days after the Demand Request, the Company shall file with the SEC the Required Registration with respect to all Registrable Securities to be so registered, and shall use its reasonable efforts to cause such Required Registration to become effective as promptly as practicable after the filing thereof.

(e) Selection of Underwriters. In the event that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten Public Offering, the underwriters of such Public Offering shall be one or more underwriting firms of nationally recognized standing selected by the Major Stockholder who initiated the Demand Request pursuant to Section 3.1(a) in respect of such Required Registration.

(f) Priority on Required Registrations. In the event that, in the case of any Required Registration, the managing underwriter for the Public Offering contemplated by Section 3.1(e) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter’s opinion, the amount of securities requested to be included in such Required Registration would adversely affect the Public Offering and sale (including pricing) of such Registrable Securities (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such Public Offering without such effect), the Company will include in such Required Registration the number of Registrable Securities that the Company is so advised can be sold in such Public Offering, in the following amounts:

(i) first, (x) all Registrable Securities requested to be sold by the Stockholder or group of Stockholders who initiated such Demand Request pursuant to Section 3.1(a) and all Registrable Securities requested to be sold by all other holders of Registrable Securities pursuant to this Section 3.1 or Section 3.2 pro rata among such holders on the basis of the number of Registrable Securities requested to be registered by such holders; and

(iii) second, securities proposed to be sold by the Company for its own account.

Section 3.2 Incidental Registration. (a) Filing of Registration Statement. If the Company:

(i) proposes to conduct the IPO it will at each such time give prompt written notice to all Major Stockholders of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC; or

(ii) at any time after the IPO proposes to register, for its own account or the account of another Person who is not a party to this Agreement, any of its securities (an “Incidental Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto or Section 3.1), for sale to the public in a Public Offering, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC.

Upon the written request of any Major Stockholder or Stockholder, as the case may be, to include Registrable Securities held by it under such registration statement (which request shall (i) be made within fifteen (15) days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such holder), the Company will use its reasonable efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such Stockholder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to terminate such registration statement and not to register such securities, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration; and provided, further, that Management Stockholders shall have the right to request inclusion of their respective Registrable Securities under such registration statement only in the event that at least one Major Stockholder has also elected to include all or a portion of its Registrable Securities under such registration statement.

(b) Selection of Underwriters. Notice of the Company’s intention to register such securities shall designate the proposed underwriters of such Public Offering (which shall be one or more underwriting firms of nationally recognized standing) and shall contain the Company’s agreement to use its reasonable efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to sell pursuant to this Section 3.2, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

(c) Priority on Incidental Registrations. If the managing underwriter for the Public Offering contemplated by this Section 3.2 shall advise the Company in writing that, in such underwriter’s opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the Public Offering and sale (including pricing) of such securities (such writing to state the basis of such opinion and the approximate number of securities that may be included in such Public Offering without such effect), the Company shall include in such Incidental Registration the number of securities that the Company is so advised can be sold in such Public Offering, in the following amounts and order of priority:

(i) first, securities proposed to be sold by the Company for its own account;

(ii) second, the Registrable Securities requested to be registered by Stockholders pro rata among such Stockholders on the basis of the number of Registrable Securities requested to be sold by such Stockholders pursuant to Section 3.1 or this Section 3.2; and

(iii) third, all other securities that the Company otherwise proposes to be included.

Section 3.3 Registration Procedures. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will promptly:

(a) prepare and file with the SEC a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the final disposition of registered shares thereunder;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

(c) at least five Business Days before filing with the SEC, furnish to counsel (if any) to the selling Stockholders such registration copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel;

(d) furnish to each seller of securities such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

(e) use its commercially reasonable efforts to register or qualify all securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

(f) in connection with an underwritten offering only, use its commercially reasonable efforts to furnish to each seller copies of:

(i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

(ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement,

each covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountant’s letters delivered to the underwriters in underwritten public offerings of securities;

(g) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(i) use its commercially reasonable efforts to list the Registrable Securities covered by such registration statement on any securities exchange (including NASDAQ), if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

(j) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(k) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

(m) The Company may require each seller of any securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to permit the Company to comply with all applicable federal and state securities laws.

(n) The Company shall make available for inspection by any seller of securities as to which any registration is being effected, any underwriter participating in any disposition pursuant to the related registration statement, and any attorney, accountant or other agent retained by any such seller or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause the Company’s and its subsidiaries’ officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

(o) Each Stockholder hereby agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(g), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(g), and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to but not including the date when each such seller receives copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

Section 3.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give, upon reasonable notice and during normal business hours, the holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ or such underwriters’ counsel to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

Section 3.5 Rights of Requesting Holders. Each holder of Registrable Securities to be included in a Registration which makes a written request therefor in Section 3.1 or 3.2, as the case may be, shall have the right to receive within thirty (30) days of receipt by the Company of such request copies of the information, notices and other documents described in Section 3.3(l) and Section 3.3(o).

Section 3.6 Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

Section 3.7 Indemnification; Contribution. (a) The Company shall indemnify, to the fullest extent permitted by Applicable Law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder of Registrable Securities furnished in writing to the Company by such holder expressly for use therein. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by Applicable Law, the Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

(c) Any Person entitled to indemnification under the provisions of this Section 3.7 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

(d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.7(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.7 shall be several and not joint.

(e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

(f) The indemnity and contribution agreements contained in this Section 3.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.

Section 3.8 Holdback Agreements; Registration Rights to Others. (a) In the event and to the extent requested by the managing underwriter or, if the Registrable Securities are not being disposed of in an underwritten Public Offering, if requested by the Company, each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities, other than those Registrable Securities included in such Registration pursuant to Section 3.1(a), 3.1(b) or 3.2(a) for the thirty (30) days prior to and the one hundred and twenty (120) days (one hundred eighty (180) days in the case of the IPO) after the effectiveness of the registration statement pursuant to which such Public Offering shall be made (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter or, as the case may be, the Company in order to complete the sale and distribution of the securities included in such Public Offering); provided, that the limitations contained in this Section 3.8(a) shall apply on an equal basis to each Major Stockholder and shall not apply to the extent a Stockholder is prohibited by Applicable Law from so withholding such securities from sale during such period.

(b) During the period beginning thirty (30) days prior to the effective date of any registration statement filed with respect to Registrable Securities pursuant to an underwritten Public Offering and ending no later than (i) one-hundred eighty (180) days after the effective date of any such registration statement and (ii) the expiration of any lock-up period required by the underwriters, if any, of such Public Offering, the Company shall not (except as part of such registration) effect any public sale or public distribution of any of its Equity Securities or of any security convertible into or exchangeable or exercisable for any Equity Security of the Company.

Section 3.9 Availability of Information. Following the IPO, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with Stockholders who are holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). The Company shall also cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

ARTICLE IV

BOARD OF DIRECTORS OF THE COMPANY

Section 4.1 Composition.

(a) The Board shall consist of five (5) members, subject to increase as provided in paragraph (b) below or the Company’s certificate of incorporation, and except as otherwise mutually agreed by the Major Stockholders, the Stockholders and the Company shall promptly cause each board or similar governing body of each Subsidiary of the Company to consist from time to time of the same members as the Board. Each Stockholder agrees to vote all of the shares of voting Common Stock held by it or under its control, as and when requested by the other Stockholders, at any regular or special meeting of the stockholders of the Company called for the purposes of filling positions on the Board, or in any written consent executed in lieu of such a meeting, in order to elect and maintain a five (5) member Board, which shall include (i) three (3) directors designated by Ample Faith (the “Ample Faith Designees”), one (1) of which shall be Dave McComas for so long as he is the CEO and (ii) one (1) director designated by the holders of a majority of the Equity Securities then held by the GGC Entities and one (1) director designated by Golden Gate Capital Investments II, L.P. (collectively, the “GGC Designees”). The Stockholders hereby agree, in any election of the members of the Board, not to cast any vote for any Person not nominated in accordance with the procedure set forth in this Section 4.1. In addition, the Stockholders shall, and shall cause their respective board designees, not to, establish, populate or modify any committees of the Board without the prior written consent of each Major Stockholder.

(b) Upon the occurrence of a GGC Additional Board Nomination Triggering Event, the Board shall be increased to seven (7) members and the GGC Entities shall be entitled to designate two (2) additional Board members (the “GGC Entities Additional Board Members”) (who shall also be considered “GGC Designees,”) and each Stockholder agrees to vote all of the shares of Equity Securities held by it or under its control in order to elect the GGC Entities Additional Board Members. For purposes of the occurrence of a GGC Additional Board Nomination Triggering Event, each Party hereby appoints Golden Gate Private Equity, Inc. as its true and lawful proxy and attorney-in-fact, with full power of substitution, to transfer all of such Party’s Equity Securities to expand the size of the Board to seven (7) and to elect or remove the four (4) directors to be designated by the GGC Entities in accordance with its rights in Section 4.1(a) and this Section 4.1(b). Each Party agrees to execute and deliver any other documentation reasonably requested from time to time by Golden Gate Private Equity, Inc. to reflect the agreements set forth herein. The powers granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive death, incompetency, bankruptcy or dissolution of each Party. No Stockholder shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

(c) If the GGC Additional Board Nomination Triggering Event occurs as a result of the GGC Entities delivery to Ample Faith of a Sale Notice, and (i) the Company Sale referenced in such Sale Notice has not occurred within one (1) year of the date of such Sale Notice and (ii) neither the Company nor any of the Stockholders is party to any definitive agreement then in effect for the consummation of a Company Sale, then the GGC Entities shall cause the GGC Entities Additional Board Members to resign from the Board and shall cause the removal of the GGC Additional Board Members pursuant to Section 4.1(b) and the Board shall be reduced to five (5) members; provided that nothing herein shall prevent the GGC Entities from exercising its rights again under Section 2.5 upon the delivery of another Sale Notice pursuant to Section 2.5(a), in which case the delivery of another Sale Notice shall entitle the GGC Entities to their rights under Section 4.1(b).

Section 4.2 Term. Unless otherwise removed in accordance with Section 4.3(b), the members of the Board shall hold office until their respective successors shall have been duly appointed.

Section 4.3 Vacancy and Removal. (a) If a vacancy of the Board occurs for any reason (including death, resignation or removal), the Stockholders shall cause the resulting vacancy on the Board to be filled by a representative designated by the Stockholder(s) originally entitled to designate such member pursuant to Section 4.1(a) or (b), as applicable, except as otherwise provided in Section 4.1(b) and (c).

(b) Any member of the Board shall be removed from the Board (with or without cause) only upon the written request or approval of the Stockholder(s) which has nominated such director and under no other circumstances. In such case, each Stockholder agrees to vote all of the shares of voting Common Stock held by it and do all things necessary under Applicable Law to remove such director and replace such director in accordance with the provisions of Section 4.1.

Section 4.4 Quorum. A quorum of the Board will consist of a majority of the then-existing number of directors, including at least both Ample Faith Designees and both GGC Designees. If a quorum is not present within 30 minutes of the time specified for a meeting of the Board, the meeting will be adjourned to a date and time to be determined. If a quorum is not present within 30 minutes of the time specified for the reconvened meeting, and the same directors that were not present at the original meeting also are not present at the reconvened meeting, then the directors present at the reconvened meeting shall be deemed to constitute a quorum for such meeting (so long as at least both Ample Faith Designees and both GGC Designees are present at such meeting) and any business that was to have been transacted at the original meeting may be acted upon at such reconvened meeting.

Section 4.5 Powers of the Board. Except as otherwise specified in this Agreement or as may be required by Applicable Law, the Board will have full power to direct the activities of, and shall make all strategic decisions on behalf of, the Company.

Section 4.6 Voting; Major Management Decisions. (a) All actions requiring the approval of the Board and all proposed actions that are otherwise customarily presented to a board of directors for approval or that are outside of the ordinary course of business of the Company other than Major Management Decisions, shall be required to be approved by a majority of the Board (in addition to any other vote required under Applicable Law or the Certificate of Incorporation) at any duly convened Board meeting or without a meeting by written consent, in each case in accordance with the provisions of Applicable Law. The Company and its Stockholders also agree to cause each of the Company Subsidiaries to be subject to the same requirements as those set forth in this Agreement and those set forth in the Certificate of Incorporation and to refrain from taking any action or inaction prohibited by this Agreement or the Certificate of Incorporation without first having obtained the requisite approvals set forth herein or therein.

(b) The following acts, expenditures, decisions and obligations made or incurred by the Company or any Subsidiary of the Company shall require the approval of seventy five percent (75%) of the Board at a duly convened meeting or by written consent, which approval shall include the approval of at least two (2) Ample Faith Designees and two (2) GGC Designees (“Super Majority Approval”):

(i) except as otherwise provided in the Certificate of Incorporation, any direct or indirect declaration or payment of any dividends or distributions upon any of its equity securities or right to acquire equity securities, or any direct or indirect redemption, purchase or other acquisition of any equity securities or rights to acquire equity securities or any stock appreciation rights, phantom stock plans or similar rights or plans;

(ii) any authorization, issuance, grant or entry into or amendment of any agreement or stock option plan, providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) equity securities (or any securities convertible into or exchangeable for any equity securities, or options or rights to acquire any equity securities) (including, without limitation, providing for the initial registered public offering of equity securities (whether being sold by the Company or any other Person) or any registered public offering of debt securities;

(iii) any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than a Subsidiary wholly-owned by the Corporation) in excess of (A) $100,000 per transaction or series of related transactions or (B) $250,000 the aggregate during any twelve-month period;

(iv) any merger or consolidation with any Person, regardless of which Person is the survivor, or any sale, lease or other disposition of more than $3,000,000 of the assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with U.S. generally accepted accounting principles consistently applied based on the Corporation’s consolidated balance sheet for the most recent month-end, and also fair market value, determined by the Corporation’s board of directors in its reasonable good faith judgment) in any transaction or series of related transactions, or any sale, license or permanent disposition of any intellectual property rights other than in the ordinary course of business, except to the extent such transaction is between the Company and one or more of its wholly-owned Subsidiaries or between two or more wholly-owned Subsidiaries of the Company;

(v) any liquidation, dissolution or recapitalization, reclassification or reorganization in any form of transaction;

(vi) any acquisition of (or entry into) any interest in any company, business or joint venture (whether by a purchase of assets, purchase of stock, merger or otherwise), or any entry into the ownership, active management or operation of any business other than in connection with the optical retail business;

(vii) other than the initial senior credit facility and bond indenture in the form and having the limitations described in those financing commitment letters attached to the Merger Agreement, in each case as in effect as of the closing of the Merger (as defined in the Merger Agreement) (the “Closing Debt Credit Facilities”), becoming subject to (including by way of amendment to or modification, extension or renewal of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends or distributions to, transfer property to, or repay any indebtedness owed to, the Corporation or another Subsidiary or (b) the Corporation’s right or ability to perform the provisions of the Certificate of Incorporation or any of the other Transaction Documents;

(viii) any alteration, amendment, modification or repeal (or any action in contravention of or waiver or failure to enforce) any of the provisions of the Certificate of Incorporation (including without limitation by way of any merger or consolidation) or any of the Transaction Documents or any of the agreements relating to the Closing Debt Credit Facilities;

(ix) any entry into, amendment or modification (or waiver or failure to enforce any provision of) any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, equityholders (including, without limitation, Moulin) or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs for persons other than the chief executive officer and his direct reports;

(x) any (A) increase in any compensation (including salary, bonuses, benefits and other forms of current and deferred compensation) payable to any officer, executive or director of the Company or any Subsidiary in each case whose annual compensation (after taking into account such increase) exceeds $250,000 per year or to the Chief Executive Officer or Chief Financial Officer of the Company, (B) hiring of any employee of the Company or any Subsidiary whose annual compensation (including salary, bonuses, benefits and other forms of current and deferred compensation) is expected to exceed $250,000 per year or any Chief Executive Officer or Chief Financial Officer or (C) termination of any employee of the Company or any Subsidiary whose compensation (including salary, bonuses, benefits and other forms of current and deferred compensation) exceeded $250,000 in the previous 12-month period or the Chief Executive Officer or Chief Financial Officer;

(xi) any establishment or acquisition of (a) any Subsidiaries other than wholly-owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions;

(xii) any creation, incurrence, assumption or allowing to exist any indebtedness for borrowed money other than indebtedness pursuant to the Closing Debt Credit Facilities or the creation, incurrence, assumption or allowing to exist any Liens other than Permitted Liens, or any capital expenditures (including payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding the amount set forth in the applicable annual budget for the Company in the aggregate on a consolidated basis during the applicable twelve-month period;

(xiii) any change to its fiscal year or any accounting policies or principles;

(xiv) any increase in the number of directors of the Corporation or any of its Subsidiaries (other than pursuant to Section 4.1(b) or the provisions of paragraph 5A of Part B of Article 4 of the Certificate of Incorporation);

(xv) any waiver or settlement of any litigation or claim or series of related claims in which the net payments to be made by the Company or its Subsidiaries (net of any insurance coverage) or received by the Company or its Subsidiaries is in excess of $100,000; or

(xvi) the approval of the Company’s annual budget for any given year after 2005 (it being understood that if the budget is not approved by Super Majority Approval or pursuant to the provisions of paragraph 5D of Part B of Article 4 of the Company’s certificate of incorporation, the Company’s budget for such year shall be deemed to be the same as the Company’s budget for the immediately preceding year, subject to a proportional increase for each item equal to the increase in the U.S. Consumer Price Index (for all products) from such immediately preceding year).

Notwithstanding the foregoing, if the GGC Entities deliver a Sale Notice in accordance with Section 2.5, then the acts, expenditures, decisions and obligations made or incurred by the Company or any Subsidiary of the Company described in subsections (i), (iv), (v) and (viii) above, solely to the extent taken to effect or facilitate the Company Sale referenced in such Sale Notice, shall not require Super Majority Approval; provided that if the Company Sale referenced in such Sale Notice has not occurred within one (1) year of the date of such Sale Notice and as of such date neither the Company nor any of the Stockholders is party to any definitive agreement then in effect for the consummation of a Company Sale, then the acts, expenditures, decisions and obligations made or incurred by the Company or any Subsidiary of the Company described in subsections (i), (iv), (v) and (viii) above shall require Super Majority Approval if made or incurred after such date.

Section 4.7 Limitation on Liability of Directors. The directors shall not, by reason of being a director, be bound by, or be personally liable to any third Person for a judgment, decree or order of any Governmental Authority or in any other manner, for the expenses, liabilities or obligations of the Company whether arising in contract, tort or otherwise, solely by reason of being a member of the Board. The Certificate of Incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

Section 4.8 Restrictions on other Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Equity Securities nor shall any Stockholder enter into any agreement or arrangement of any kind with any Person with respect to the Equity Securities on terms that are inconsistent with or which violate or conflict with the provisions of this Agreement including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Equity Securities.

ARTICLE V

OTHER COVENANTS OF COMPANY

Section 5.1 Financial Statements and Other Information. The Company shall deliver:

(a) to each Major Stockholder, within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year, consolidated statements of earnings, stockholders’ equity and cash flows of the Company for such fiscal quarter and consolidated balance sheets of the Company as of the end of such fiscal quarter, certified by the chief financial officer or controller of the Company;

(b) to each Major Stockholder, promptly after completion thereof, a consolidated annual budget of the Company and its Subsidiaries for the next fiscal year; and

(c) to each Major Stockholder, within one hundred and twenty (120) days after the end of each fiscal year, audited consolidated statements of earnings, stockholders’ equity and cash flows of the Company for such fiscal year, and consolidated balance sheets of the Company as of the end of such fiscal year accompanied by the opinion of a nationally recognized independent accounting firm selected by the Company.

Section 5.2 Director and Officer Insurance. As promptly as practicable after the date hereof, the Company shall purchase and maintain customary directors’ and officers’ indemnification insurance coverage for each of its directors and officers including, but not limited to, those directors identified in Section 4.1 with policy limits in an amount reasonably acceptable to the Major Stockholders.

Section 5.3 Public Offering. If the Board approves a Public Offering, each of the Stockholders will take all necessary or desirable actions in connection with the consummation of the Public Offering. If such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company’s capital structure adversely affects the marketability of the offering, each holder of Equity Securities will consent to and vote for a recapitalization, reorganization and/or exchange of the Equity Securities into securities that the managing underwriters, the Board and each Major Stockholder find acceptable in their sole discretion and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company’s certificate of incorporation as in effect immediately prior to such Public Offering.

ARTICLE VI

CONTRIBUTION TO CAPITAL

Section 6.1 Capital Contribution. In the event that the ECCA Group becomes liable for any obligation or liability of whatever kind or nature including, without limitation, any damages, penalties, fines, costs, taxes, liens, losses, diminution in value, deficiencies, settlement payments, expenses and fees (including court costs and attorneys’ fees and expenses) resulting from, arising out of, relating to, in the nature of, or caused by the failure to file a Form M-1 with respect to Target’s and its Subsidiaries’ welfare benefits plans as of the Closing Date or any failure of Target or any of its Subsidiaries to have complied with any applicable state insurance law or regulation prior to the Closing Date (collectively, the “ECCA Welfare Plan Liabilities”), then to the extent such ECCA Welfare Plan Liabilities exceed $5,000,000, Moulin will be entitled to make a contribution of capital with respect to its or its Affiliates’ shares of capital stock of ECCA Holdings Corporation (but in no event shall Moulin or any of its Affiliates be issued any shares in connection with a capital contribution made pursuant to this Section 6.1) in an amount (on a dollar-for-dollar basis) equal to the amount by which the ECCA Welfare Plan Liabilities, in the aggregate, exceed $5,000,000. Notwithstanding the foregoing, in no event shall such payments made by Moulin in the aggregate exceed $5,000,000 pursuant to this Section 6.1. Moulin will only make such contribution of capital after consultations with and consents (if necessary) from the Hong Kong Bank Group. Any and all payments made pursuant to this Section 6.1 are to be made within thirty (30) days of the date the applicable ECCA Welfare Plan Liabilities are actually paid or expended by Target or any of its Subsidiaries. If any such capital contribution is not made by Moulin within such applicable thirty day period, then the applicable provisions of Section 10 of Part B of Article IV of the Certificate of Incorporation shall apply.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

Section 7.2 Joinder of Management Stockholders. The Company shall require any employee, officer, director or consultant of the Company who acquires Equity Securities (“Management Equity Securities”) on or after the date of this Agreement to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Equity Securities” and a “Management Stockholder” under this Agreement by obtaining an executed joinder to this Agreement from such individual. Upon the execution and delivery of the joinder by such Person, such Person’s Management Equity Securities shall be Equity Securities hereunder, and such Person shall be a “Management Stockholder” and a “holder of Equity Securities” under this Agreement with respect to all of the Equity Securities held by such Person at that time and at any time thereafter.

Section 7.3 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 7.4 Counterparts. For the convenience of the Parties, any number of counterparts of this Agreement may be executed by the Parties and each such executed counterpart shall be deemed to be an original instrument.

Section 7.5 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Company, to:

ECCA Holdings Corporation
Room 701-4, 7th Floor, Telford House
16 Wang Hoi Road, Kowloon Bay,
Kowloon, Hong Kong
Fax: (852) 2148 7272
Attn: Katie Kan / Anthony DiChiara

with a copy (which shall not constitute notice) to its counsel:

White & Case LLP
3000 El Camino Real
5 Palo Alto Square, 10th Floor
Palo Alto, CA 94306
Attention: Jeffrey Washenko
Telephone: (650) 213-0346
Facsimile: (650) 213-8158

If to Ample Faith, to:

Ample Faith Investments Limited
Room 701-4, 7th Floor, Telford House
16 Wang Hoi Road, Kowloon Bay,
Kowloon, Hong Kong
Fax: (852) 2148 7272
Attn: Katie Kan / Anthony DiChiara

with a copy (which shall not constitute notice) to its counsel:

White & Case LLP
3000 El Camino Real
5 Palo Alto Square, 10th Floor
Palo Alto, CA 94306
Attention: Jeffrey Washenko
Telephone: (650) 213-0346
Facsimile: (650) 213-8158

If to the GGC Entities, to:

Golden Gate Private Equity, Inc.
One Embarcadero Center, 33rd Floor
San Francisco, CA
Attention: Prescott Ashe
Telephone: (415) 627-4500
Facsimile: (415) 627-4501

with a copy (which shall not constitute notice) to its counsel:

Kirkland & Ellis LLP
555 California Street, 27th Floor
San Francisco, CA 94104
Attention: Stephen D. Oetgen
Telephone: (415) 439-1400
Facsimile: (415) 439-1500

If to Moulin, to:

Moulin International Holdings Limited
Room 701-4, 7th Floor, Telford House
16 Wang Hoi Road, Kowloon Bay,
Kowloon, Hong Kong
Fax: (852) 2148 7272
Attn: Katie Kan / Anthony DiChiara

with a copy (which shall not constitute notice) to its counsel:

White & Case LLP
3000 El Camino Real
5 Palo Alto Square, 10th Floor
Palo Alto, CA 94306
Attention: Jeffrey Washenko
Telephone: (650) 213-0346
Facsimile: (650) 213-8158

If to any Management Stockholder, to:

such address maintained by the Company for such person;

or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

Section 7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors, assigns and Permitted Transferees. Any or all of the rights of a Stockholder under this Agreement may be assigned or otherwise conveyed by any Stockholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement.

Section 7.7 Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE (EXCEPT INSOFAR AS THE LAWS OF DELAWARE GOVERN RESPECTIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS, IN WHICH CASE DELAWARE LAW SHALL APPLY) IN ANY CASE WITHOUT EFFECT TO THE APPLICATION OF ANY CONFLICTS OF LAW RULES OR DECISIONS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 7.8 Submission to Jurisdiction; Waiver of Jury Trial. (a) Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party, at its address for notices set forth in Section 6.5, such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 6.8(b), the foregoing shall not limit the rights of any Party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the Parties.

(b) Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 6.8(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

(c) The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by Applicable Law.

(d) The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.

(e) Each Stockholder hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Stockholder (i) certifies that no representative, agent or attorney of the any other Stockholder has represented, expressly or otherwise that such other Stockholder would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Stockholders have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.8(e).

Section 7.9 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than persons indemnified pursuant to Section 3.7, the Parties, Moulin and their respective successors or assigns and

Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

Section 7.10 Termination; Survival of Benefits. Except as otherwise expressly set forth in this Agreement, (i) this Agreement shall terminate in respect of any Party and Moulin (but not such Party’s Permitted Transferees, if any) on the date that neither it nor any of its Affiliates are holders of Equity Securities; and (ii) except as otherwise agreed in writing by Ample Faith and the GGC Entities prior thereto, this Agreement shall terminate upon the IPO; provided that the rights and obligations of the Stockholders and the Company under Articles III and VII shall survive forever without limitation.

Section 7.11 Publicity. Except as otherwise required by Applicable Law none of the Parties shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of Ample Faith and the Company to the contents and the manner of presentation and publication thereof.

Section 7.12 Confidentiality. Each of the Parties hereby agrees that throughout the term of this Agreement it shall keep (and shall cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep) all non-public information received as a Stockholder relating to the Company (including any such information received prior to the date hereof) confidential except information which (a) becomes known to such Stockholder from a source, other than the Company, its directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential or (b) becomes generally available to the public through no breach of this Agreement by any Party. Each of the Parties agrees that (i) such non-public information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of any of the Parties and (ii) it will cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential and will not, and will cause its directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates not to, use such non-public information to either to compete with the Company or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any State thereof. Notwithstanding the foregoing, a Party may disclose non-public information if required to do so upon request for disclosure pursuant to a federal or state freedom of information statute or by a court of competent jurisdiction or by any governmental agency; provided however, that prompt notice of such required disclosure be given to the Company and Ample Faith prior to the making of such disclosure so that the Company and/or Ample Faith may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Party required to disclose the non-public information will disclose only that portion which such party is advised by written opinion of counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

Section 7.13 Expenses. The Company shall reimburse each of the respective members of its Board who are not employees of the Company for their reasonable travel and out-of-pocket expenses incurred in connection with their serving on the Board. If the Merger is not consummated due to a breach by either Moulin or the GGC Entities of the obligations in their respective equity contribution commitment letters to ECCA Holdings Corporation relating to the Merger, then the breaching party shall promptly pay and reimburse the non-breaching party all of its out-of-pocket fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement or the Merger Agreement; provided that (a) only those out-of-pocket fees and expenses incurred by such non-breaching party since November 2, 2004 not to exceed $3,000,000 in the aggregate shall be subject to reimbursement pursuant to this Section 6.13, (b) “out-of-pocket fees and expenses” shall not include any amounts paid or payable to any broker or investment advisor or any reimbursement of such broker or investment advisor’s own out-of-pocket fees and expenses and (c) in no event shall such breaching party be liable to the non-breaching party, the Company or any of their Affiliates in the aggregate for the reimbursement of out-of-pocket fees and expenses in excess of such amount. If Moulin’s stockholders fail to approve the Merger, then Moulin shall promptly pay and reimburse the GGC Entities all of their fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement or the Merger Agreement.

Section 7.14 Amendments; Waivers. No provision of this Agreement may be amended, modified or waived without the prior written consent of the GGC Entities and Ample Faith (provided that each of the GGC Entities and Ample Faith and Moulin may waive any of its rights (but not any of its obligations) set forth in this Agreement in writing without the consent of the others). Notwithstanding the foregoing, the addition of parties to this Agreement who have become holders of Equity Securities in accordance with Section 2.1(b) or Section 7.2 shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.

Section 7.15 Other Business. Each Major Stockholder and any of its Affiliates may engage in or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company or its Subsidiaries, notwithstanding that representatives of such Major Stockholder are serving on the Board. No Major Stockholder or any of its Affiliates, as a stockholder, officer or director of the Company or its Subsidiaries, shall have any obligation to offer first to the Company or its Subsidiaries any business opportunity or venture of any kind, nature or description that such Major Stockholder or Affiliate, as the case may be, may wish to pursue from time to time, independently or with others. Nothing in this Agreement shall be deemed to prohibit any Major Stockholder or any of its Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries nor any Stockholder shall have any rights or obligations by virtue of this Agreement or the Transaction, in or to any independent venture of any Major Stockholder or any of its Affiliates, or the income or profits or losses or distributions derived therefrom, and such ventures shall not be deemed wrongful or improper even if competitive with the business of the Company.

Section 7.16 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 7.17 Amendment and Restatement of Existing Stockholders Agreement. The Parties, Moulin and ECCA Holdings (Cayman) Limited agree that the Existing Stockholders Agreement is hereby amended and restated in its entirety as set forth herein and that, except solely as set forth in this Section 7.17, ECCA Holdings (Cayman) Limited shall not constitute a party to this Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that such amendment and restatement shall not be considered to constitute a termination of the obligations of Ample Faith and Moulin under the Existing Stockholders Agreement (with any such obligations of Ample Faith and Moulin, to the extent not amended by this Agreement, continuing in full force and effect from and after December 2, 2004 in accordance with their original terms pursuant to the Existing Stockholders Agreement) so that Golden Gate Private Equity, Inc. may continue to rely on those two written opinions of counsel dated December     , 2004 delivered to it by Conyers Dill & Pearman with respect to the Existing Stockholders Agreement.

* * *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ECCA HOLDINGS CORPORATION

By:	/s/ Anthony DiChiara
Name:	Anthony DiChiara
Title:	President

AMPLE FAITH INVESTMENTS LIMITED

By:	/s/ Ma Lit Kin, Cary
Name:	Ma Lit Kin, Cary
Title:	Director

GOLDEN GATE PRIVATE EQUITY, INC.

By:	/s/ Jesse T. Rogers
Name:	Jesse T. Rogers
Title:	Managing Director

MOULIN INTERNATIONAL HOLDINGS LIMITED, solely for the purpose of Articles VI and VII and Section 2.8

By:	/s/ Anthony DiChiara
Name:	Anthony DiChiara
Title:	General Counsel/EVP Strategic Planning

ECCA HOLDINGS (CAYMAN) LTD., solely for the purpose of Section 7.17 hereof

By:	/s/ Anthony DiChiara
Name:	Anthony DiChiara
Title:	President

SCHEDULE I

Management Stockholders